Exhibit 1.1

AMENDMENT TO SELECTED DEALER AGREEMENT

This Amendment to the Selected Dealer Agreement, dated as of the 11th day of July, 2017 (this “Amendment”), is made by and among each of Resource Apartment REIT III, Inc., a Maryland corporation (the “Company”), Resource Securities, Inc., a Delaware corporation (the “Dealer Manager”), Resource REIT Advisor, LLC, a Delaware limited liability company (the “Advisor”), and Resource Real Estate, Inc., a Delaware corporation (the “Sponsor”) (collectively, the “Issuer Entities”) and Ameriprise Financial Services, Inc. (“Ameriprise”).

WHEREAS, the Issuer Entities and Ameriprise have entered into a Selected Dealer Agreement dated November 18, 2016, (the “Selected Dealer Agreement”) that sets forth the understandings and agreements whereby Ameriprise will offer and sell on a best efforts basis, for the account of the Company, Class A shares (“Class A Shares”) and Class T shares (“Class T Shares”) of common stock (the “Common Stock”) of the Company registered pursuant to the Registration Statement and Prospectus filed with the Securities and Exchange Commission on Form S-11 (File No. 333-207740) under the Securities Act of 1933, as amended and the regulations thereunder; and

WHEREAS, after June 30, 2017, the Company is no longer offering Class A Shares or Class T Shares in its primary offering under the Registration Statement and Prospectus field with the Securities Exchange Commission; and

WHEREAS, the Company has registered Class R shares (“Class R Shares”) of common stock of the Company under the Registration Statement and Prospectus filed with the Securities Exchange Commission; and

WHEREAS, the Issuer Entities and Ameriprise desire to modify the Selected Dealer Agreement to allow Ameriprise to offer and sell on a best efforts basis, Class R Shares of common stock of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer Entities and Ameriprise agree as follows:

1.    Section 1 of the Selected Dealer Agreement shall be deleted in its entirety and replaced with the following.

1. Introduction. This Selected Dealer Agreement (the “Agreement”) sets forth the understandings and agreements whereby Ameriprise had offered and sold on a best efforts basis for the account of the Company Class A shares (“Class A Shares”) and Class T Shares (“Class T Shares”) and will offer and sell Class R shares (“Class R Shares”) of common stock (the “Common Stock”), par value $0.01 per share (Class A Shares, Class T Shares, and Class R Shares collectively referred to herein as the “Shares”), of the Company registered pursuant to the Registration Statement (as defined below) at the respective per share prices set forth in the Registration Statement from time to time (subject to certain volume and other discounts described therein) (the “Offering”), pursuant to which Shares (or any share class into which Shares may be converted by the Company) are also being offered pursuant to the Company’s Distribution Reinvestment Plan (the “DRIP”). The Shares are more fully described in the Registration Statement defined below.

Ameriprise is hereby invited to act as a selected dealer for the Offering, subject to the terms and conditions set forth below.

2.    The following new paragraph, Section 3(a)(iii), will be inserted in the Selected Dealer Agreement after the paragraph 3(a)(ii):

(iii) Persons desiring to purchase Class R Shares are required to (i) deliver to Ameriprise a check in the amount of $9.52 per Class R Share purchased (subject to such other per share price as is disclosed from time to time in the Registration Statement or Prospectus) payable to Ameriprise, or (ii) authorize a debit of such amount to the account such purchaser maintains with Ameriprise.

3.    The existing paragraph 3(a)(iii) of the Selected Dealer Agreement will now be labeled 3(a)(iv) with the text otherwise unchanged.

4.    The following new paragraphs will be inserted at the end of Section 3(d) of the Selected Dealer Agreement:

(iii) Class R Shares. In consideration for Ameriprise’s execution of this Agreement, and for the performance of Ameriprise’s obligations hereunder, the Dealer Manager agrees to pay or cause to be paid to Ameriprise a Sales Commission of up to two percent of the price of each Class R Share (except for Class R shares sold pursuant to the DRIP) sold by Ameriprise.

In addition, the Dealer Manager will receive an annual distribution and shareholder servicing fee (the “Distribution Fee”) of 1.0% of the purchase price per Class R Share (or, once reported, the amount of our estimated NAV) for Class R Shares purchased; provided however, that the amount of the Distribution Fee to be reallowed to Ameriprise will not exceed a total of 3.0%. The Distribution Fee will accrue daily and be paid monthly in arrears. The Dealer Manager will reallow the ongoing Distribution Fee to the selected dealer who initially sold the Class R Shares to a stockholder or, if applicable, to a subsequent broker-dealer of record of the Class R Shares so long as the subsequent broker-dealer is party to a selected dealer agreement or other agreement with the Dealer Manager that provides for such reallowance and such broker-dealer is in compliance with the applicable terms of such selected dealer agreement or other agreement.

The Dealer Manager will also re-allow to AEIS, pursuant to the terms of the Cost Reimbursement Agreement effective January 1, 2017, between the Issuer Entities and AEIS a marketing and related support fee of up to 2.5% of Class R Shares (except for Shares sold pursuant to the DRIP) sold by Ameriprise (the “Marketing Fee”); provided however, the Company will not pay AEIS a Marketing Fee if the aggregate underwriting compensation to be paid to all parties in connection with the Offering exceeds the limitations prescribed by FINRA.

5.     Section 7(b) of the Selected Dealer Agreement shall be deleted in its entirety and replaced with the following.

(b)    Closings. The Company, the Advisor and the Dealer Manager will deliver or cause to be delivered to Ameriprise (or to AEIS as directed by Ameriprise), as a condition of Ameriprise’s obligations hereunder, those documents as described in this Section 7 as of the date hereof and, as applicable, on or before the fifth business day following the date that each post-effective amendment to the Registration Statement filed by the Company, prior to the earlier of the termination of the primary offering of up to $1,000,000,000 in Shares pursuant to the Registration Statement (the “Primary Offering”) or the termination of this Agreement, shall have been declared effective by the Commission (each such date, a “Documented Closing Date”); provided that if a Documented Closing Date has not occurred within ninety (90) days of the previous Documented Closing Date, the 90th day following the previous Documented Closing Date shall be deemed to be a Documented Closing Date through the termination of the Primary Offering, and also provided, further, that the earlier to occur of the date on which (i) the Company terminates the Primary Offering or (ii) this Agreement is otherwise terminated by any party shall also be deemed to be a Documented Closing Date, and the Company, the Advisor and the Dealer Manager will deliver or cause to be delivered to Ameriprise (or to AEIS as directed by Ameriprise), those documents in Section 7 on or before the tenth business day following such date.

6.     General

A. All capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Selected Dealer Agreement unless otherwise set forth in this Amendment.

B. Except as otherwise expressly amended by this Amendment, all of the provisions of the Selected Dealer Agreement shall continue in full force and effect in accordance with the terms and conditions.

IN WITNESS WHEREOF, the undersigned have hereto executed this Amendment as of the date first above written.

Resource Apartment REIT III, Inc.

By:	/s/ Alan F. Feldman
Name:	Alan F. Feldman
Title:	Chief Executive Officer

Resource Securities, Inc.

By:	/s/ Darshan Patel
Name:	Darshan Patel
Title:	CCO & President

Resource REIT Advisor, LLC

By:	/s/ Alan F. Feldman
Name:	Alan F. Feldman
Title:	Chief Executive Officer

Resource Real Estate, Inc.

By:	/s/ Alan F. Feldman
Name:	Alan F. Feldman
Title:	Chief Executive Officer

AMERIPRISE FINANCIAL SERVICES, INC.

By:	/s/ Frank A. McCarthy
Name:	Frank A. McCarthy
Title:	Senior Vice President and General Manager